UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Novavax, Inc. (the “Company”) reaffirms full year 2022 total revenue guidance of approximately $2 billion. Total revenue reflects all sources, including product sales of Nuvaxovid™ by the Company, grants revenue, royalties and other revenue.

Item 8.01. Other Events.

Amended and Restated UK Supply Agreement

Reference is made to that certain Amended and Restated SARS-CoV-2 Vaccine Supply Agreement, dated as of July 1, 2022, by and between the Company and The Secretary of State for Business, Energy, and Industrial Strategy (as assigned to the UK Health Security Agency), acting on behalf of the government of the United Kingdom of Great Britain and Northern Ireland (the “Authority”), as amended on September 26, 2022 (the “Amended and Restated UK Supply Agreement”), which amended and restated in its entirety the SARS-CoV-2 Vaccine Supply Agreement, dated October 22, 2020, between the parties (the “Original UK Supply Agreement”). Under the Original UK Supply Agreement, the Authority agreed to purchase 60 million doses of the Company’s vaccine candidate for the SARS-CoV-2 virus (the “Vaccine”) and made an upfront payment to the Company.

As previously reported, under the terms of the Amended and Restated UK Supply Agreement, the Authority agreed to purchase a minimum of 1 million doses of Vaccine and up to an additional 15 million doses of Vaccine (the “Conditional Doses”) contingent on, and subject to reduction based on, the Company’s timely achievement of a supportive recommendation from the Joint Committee on Vaccination and Immunisation (the “JCVI”) that is approved by the UK Secretary of State for Health, with respect to use of Vaccine for (a) the general adult population as part of a SARS-CoV-2 vaccine booster campaign in the United Kingdom or (b) the general adolescent population as part of a SARS-CoV-2 vaccine booster campaign in the United Kingdom or as a primary series SARS-CoV-2 vaccination, excluding where that recommendation relates only to one or more population groups comprising less than one million members in the United Kingdom; and if the Authority does not purchase the Conditional Doses or the number of such Conditional Doses is reduced below 15 million doses of Vaccine, the Company would have to repay up to $225.0 million related to the upfront payment previously received from the Authority under the Original UK Supply Agreement.

As of November 30, 2022, the JCVI had not yet made a supportive recommendation with respect to the Vaccine, thereby triggering, under the terms of the Amended and Restated UK Supply Agreement, (i) a reduction of the number of Conditional Doses from 15 million doses of Vaccine to 7.5 million doses of Vaccine, which reduced number of Conditional Doses are contingent on, and subject to further reduction based on, the Company’s timely achievement by November 30, 2023 of a supportive recommendation from JCVI that is approved by the UK Secretary of State for Health as described in the paragraph above, and (ii) an obligation of the Company to repay $112.5 million related to the upfront payment previously received from the Authority under the Original UK Supply Agreement.

A summary of the material terms of the Amended and Restated UK Supply Agreement was included in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2022, which is qualified in its entirety by reference to the full text of the Amended and Restated UK Supply Agreement (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2022 and incorporated herein by reference).

Stockholder Litigation

On November 12, 2021, Sothinathan Sinnathurai filed a purported securities class action in the U.S. District Court for the District of Maryland (the “Maryland Court”) against the Company and certain members of senior management, captioned Sothinathan Sinnathurai v. Novavax, Inc., et al., No. 8:21-cv-02910-TDC (the “Sinnathurai Action”). On January 26, 2022, the Maryland Court entered an order designating David Truong, Nuggehalli Balmukund Nandkumar, and Jeffrey Gabbert as co-lead plaintiffs in the Sinnathurai Action. The co-lead plaintiffs filed a consolidated amended complaint on March 11, 2022, alleging that the defendants made certain purportedly false and misleading statements concerning the Company’s ability to manufacture NVX-CoV2373 on a commercial scale and to secure NVX-CoV2373’s regulatory approval. The amended complaint defines the purported class as those stockholders who purchased Company securities between February 24, 2021 and October 19, 2021. On April 25, 2022, defendants filed a motion to dismiss the consolidated amended complaint. On December 12, 2022, the Maryland Court issued a ruling granting in part and denying in part defendants’ motion to dismiss. The Maryland Court dismissed all claims against two individual defendants and claims based on certain public statements challenged in the consolidated amended complaint. The Maryland Court denied the motion to dismiss as to the remaining claims and defendants, and directed the Company and other remaining defendants to answer within fourteen days.

After the Sinnathurai Action was filed, seven derivative lawsuits were filed: (i) Robert E. Meyer v. Stanley C. Erck, et al., No. 8:21-cv-02996-TDC (the “Meyer Action”), (ii) Shui Shing Yung v. Stanley C. Erck, et al., No. 8:21-cv-03248-TDC (the “Yung Action”), (iii) William Kirst, et al. v. Stanley C. Erck, et al., No. 8:22-cv-00024-TDC (the “Kirst Action”), (iv) Amy Snyder v. Stanley C. Erck, et al., No. 8:22-cv-01415-TDC (the “Snyder Action”), (v) Charles R. Blackburn, et al. v. Stanley C. Erck, et al., No. 1:22-cv-01417-TDC (the “Blackburn Action”), (vi) Diego J. Mesa v. Stanley C. Erck, et al. (the “Mesa Action”); and (vii) Sean Acosta v. Stanley C. Erck, et al. (the “Acosta Action”). The Meyer, Yung, Snyder, and Blackburn Actions were filed in the Maryland Court. The Kirst Action was filed in the Circuit Court for Montgomery County, Maryland, and shortly thereafter removed to the Maryland Court by the defendants. The Mesa and Acosta Actions were filed in the Delaware Court of Chancery (the “Delaware Court”). The derivative lawsuits name members of the Company’s board of directors and certain members of senior management as defendants. The Company is deemed a nominal defendant. The plaintiffs assert derivative claims arising out of substantially the same alleged facts and circumstances as the Sinnathurai Action. Collectively, the derivative complaints assert claims for breach of fiduciary duty, insider selling, unjust enrichment, violation of federal securities law, abuse of control, waste, and mismanagement. Plaintiffs seek declaratory and injunctive relief, as well as an award of monetary damages and attorneys’ fees.

On February 4, 2022, the Maryland Court entered an order consolidating the Meyer and Yung Actions (the “First Consolidated Derivative Action”). The plaintiffs in the First Consolidated Derivative Action filed their consolidated derivative complaint on April 25, 2022. On May 10, 2022, the Maryland Court entered an order granting the parties’ request to stay all proceedings and deadlines pending the earlier of dismissal or the filing of an answer in the Sinnathurai Action. On June 10, 2022, the Snyder and Blackburn Actions were filed. On October 5, 2022, the Maryland Court entered an order granting a request by the plaintiffs in the First Consolidated Derivative Action and the Snyder and Blackburn Actions to consolidate all three actions and appoint co-lead plaintiffs and co-lead and liaison counsel (the “Second Consolidated Derivative Action”). The co-lead plaintiffs in the Second Consolidated Derivative Action filed a consolidated amended complaint on November 21, 2022. On December 12, 2022, the parties to the Second Consolidated Derivative Action submitted to the Maryland Court a proposed briefing schedule for defendants’ anticipated motion to dismiss the consolidated amended complaint in that action. If approved, that proposed schedule would require defendants to file their anticipated motion to dismiss by February 10, 2023.

On July 21, 2022, the Maryland Court issued a memorandum opinion and order remanding the Kirst Action to state court. On December 6, 2022, the parties to the Kirst Action filed a stipulated schedule pursuant to which the plaintiffs are expected to file an amended complaint on December 22, 2022, and either of the parties will file a stipulated stay of the Kirst Action or the defendants will file a motion to stay the case by January 23, 2023.

On August 30, 2022, the Mesa Action was filed. On October 3, 2022, the Delaware Court entered an order granting the parties’ request to stay all proceedings and deadlines in the Mesa Action pending the earlier of dismissal of the Sinnathurai Action or the filing of an answer to the operative complaint in the Sinnathurai Action.

On December 7, 2022, the Acosta Action was filed. The plaintiff in the Acosta Action has not yet served the defendants with the complaint and summons.

On February 26, 2021, a Company stockholder named Thomas Golubinski filed a derivative complaint against members of the Company’s board of directors and members of senior management in the Delaware Court, captioned Thomas Golubinski v. Richard H. Douglas, et al., No. 2021-0172-JRS. The Company is deemed a nominal defendant. Golubinski challenged equity awards made in April 2020 and in June 2020 on the ground that they were “spring-loaded,” that is, made at a time when such board members or members of senior management allegedly possessed undisclosed positive material information concerning the Company. The complaint asserted claims for breach of fiduciary duty, waste, and unjust enrichment. The plaintiff sought an award of damages to the Company, an order rescinding both awards or requiring disgorgement, and an award of attorneys’ fees incurred in connection with the litigation. On May 10, 2021, the defendants moved to dismiss the complaint in its entirety. On June 17, 2021, the Company’s stockholders voted FOR ratification of the April 2020 awards and ratification of the June 2020 awards. Details of the ratification proposals are set forth in the Company’s Definitive Proxy Statement filed on May 3, 2021. The results of the vote were disclosed in the Company’s Current Report on Form 8-K filed on June 24, 2021. Thereafter, the plaintiff stipulated that, as a result of the outcome of the June 17, 2021 vote, the plaintiff no longer intends to pursue the lawsuit or any claim arising from the April 2020 and June 2020 awards. On August 23, 2021, the plaintiff filed a motion seeking an award of attorneys’ fees and expenses, to which the defendants filed an opposition. On October 18, 2022, the Delaware Court denied the plaintiff’s fee application in its entirety. Under a prior Delaware Court order, the case was automatically dismissed with prejudice upon denial of the plaintiff’s fee application. On November 14, 2022, Golubinski filed a Notice of Appeal in the Supreme Court of the State of Delaware, and the appeal is expected to be fully briefed by February 14, 2023.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements about financial guidance, the Amended and Restated UK Supply Agreement and the Company’s legal proceedings. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “contingent,” “if,” “would,” “will,” “expect” or similar expressions. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification and assay validation, necessary to satisfy applicable regulatory authorities; unanticipated challenges or delays in conducting clinical trials; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, on the ability of the Company to pursue planned regulatory pathways; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including, without limitation, risks related to the Company’s ability to timely achieve conditions under the Amended and Restated UK Supply Agreement to trigger a purchase by the Authority of any Conditional Doses; the inherent uncertainty in predicting the outcome of any disagreement between the Company and the Authority with respect to the Amended and Restated UK Supply Agreement; the unpredictability of expectations related to the Company’s legal proceedings; and those other risks listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the year ended December 31, 2021, in addition to the risk factors that are listed from time to time in Novavax’ Quarterly Reports on Form 10-Q and any subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: December 14, 2022	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary